Execution Copy
                            SHARE PURCHASE AGREEMENT

            THIS AGREEMENT effective as of the 22nd day of February, 2005,

B E T W E E N

                  ANDREW WICKETT, an individual resident in the Province of Ontario ("Wickett")

                              - and -

                  DEBBIE GRACIE-SMITH, an individual
                  resident in the Province of Ontario
                  ("Gracie-Smith")

                  (collectively, the "Vendors")


                              - and -

                  ACTIVECORE     TECHNOLOGIES     INC.,    a
                  corporation incorporated under the laws of the State of Nevada (the "Purchaser")


            WHEREAS the Vendors are collectively the registered and beneficial owners of 50 common shares (the "Shares") in the capital of Cratos Technology Solutions Incorporated (the "Corporation"), being all of the issued and outstanding shares of the Corporation;

            AND WHEREAS the Purchaser wish to purchase and the Vendors wish to sell the Shares on the terms and conditions contained in this Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

                                 INTERPRETATION

1.1 Definitions. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

      (1) "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

      (2) "Agreement" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

      (3) "Applicable Law" means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law (collectively, the "Law") relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

      (4) "Applicable Securities Laws" means, collectively, the applicable Canadian Securities Laws and U.S. Securities Laws.

      (5) "Books and Records" means all books, records, files and papers of the Corporation, including drawings, engineering information, computer programs (including source code), software programs, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel, employment and other records, and the minute and share certificate books of the Corporation, and all copies and recordings of the foregoing.

      (6) "Business" means the business carried on by the Corporation which primarily involves the sale and installation of corporate disclosure products.

      (7) "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto, Ontario.

      (8) "Canadian Securities Laws" means, collectively, the securities laws of the Province of Ontario with the regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Ontario Securities Commission.

      (9) "Closing" means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement.

      (10) "Closing Date" shall have the meaning ascribed to such term in
Section 2.6.

      (11) "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or Exchange Act, as applicable.

      (12) "Common Stock Equivalent" means any securities of the Purchaser which would entitle the holder thereof to acquire at any time Common Stock of the Purchaser, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock of the Purchaser.


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      (13) "Contracts" means all rights and interests of the Corporation in all pending and/or executory contracts, agreements, leases and arrangements to which the Corporation is a party or by which the Corporation or its assets or the Business is bound or affected including the Material Contracts.

      (14) "Cratos Audited Statements" means the audited financials statements of the Corporation, which financial statements shall be prepared in a manned consistent with United States GAAP and in accordance with Commission accounting pronouncements.

      (15) "Cratos Hospitality" means Cratos Integrated Solutions Inc., a corporation incorporated under the laws of the Province of Ontario.

      (16) "Debt Instrument" means any bond, debenture, promissory note or other instrument evidencing indebtedness for borrower money or other liability.

      (17) "Disclosure Statement" means the disclosure statement of the Corporation dated the date hereof delivered to the Purchaser by the Vendor;

      (18) "EBITDA" means, for any period, net income during such period plus, without duplication and to the extent deducted in determining such net income, interest expense, income tax expense and depreciation and amortization expense for such period, determined in conformity with GAAP.

      (19) "Employee" means an individual who is employed by the Corporation.

      (20) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

      (21) "Financial Statements" means the annual financial statements of the Corporation for the twelve month fiscal period ended October 31, 2004, prepared on a review basis.

      (22) "GAAP" means generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

      (23) "Indemnitee" means any Party and its representative entitled to indemnification under this Agreement.

      (24) "Indemnitor" means any Party obligated to provide indemnification under this Agreement.

      (25) "Indemnity Payment" means any amount of Loss required to be paid pursuant to Article 6.

      (26) "Intellectual Property" means all rights to and interests in:

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

(a) all business and trade names, corporate names, brand names and slogans Related to the Business;

(b) all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Business; and

(c) all licences of the intellectual property listed in items (a) and (b) above.

      (27) "Lien" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction, including right of first refusal, which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

      (28) "Loss" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any claim, including the costs and expense for any legal proceeding, assessment, judgment, settlement or compromise relating thereto and all interest, fines and penalties and reasonable legal fees and expenses incurred in connection therewith.

      (29) "Material Adverse Change" means a change in the business, operations or capital of the Corporation which has had or could reasonably be expected to have a significant adverse effect on the value of the Shares.

      (30) "Material Contract" means an agreement (whether oral or written) to which the Corporation is a party or by which the Corporation or any of the Assets or the Business is bound or affected except an agreement which involves or may reasonably be expected to involve the payment to or by the Corporation of less than Fifty Thousand Dollars ($50,000) over the term of the agreement and is not otherwise material to the operation of the Business.

      (31) "OTCBB" means the OTC Bulletin Board of the National Association of Securities Dealers.

      (32) "Parties" means the Vendors and the Purchaser. (33) "Person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

      (34) "PPSA" means the Personal Property Security Act (Ontario).

      (35) "Procom" means the following group of companies: SQLTech, Professional Computer Consultants Group Ltd. and Procom Services Ltd.

      (36) "Procom Letter Agreement" means the letter agreement dated February 22, 2005 between Procom, the Corporation and the Purchaser.

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

      (37) "Procom Bonus Shares" means the shares of Common Stock of the Purchaser to be issued to SQLTech in accordance with the Procom Letter Agreement and with this Agreement in respect of consideration for agreeing to the terms of the Procom Letter Agreement.

      (38) "Procom Shares" means that number of shares of Common Stock of the Purchaser issued to SQLTech in accordance with the Procom Letter Agreement and with this Agreement in respect of additional outstanding amounts due to Procom from the Corporation.

      (39) "Purchaser Shares" means that number of shares of Common Stock of the Purchaser having an aggregate value equal to $2,400,000, based on the average of the closing price for shares of the Corporation on the OTCBB over the 20 trading day period ending on the date immediately preceding the date hereof.

      (40) "Quarterly EBITDA" shall have the meaning ascribed to such term in
Section 2.7(2).

      (41) "Quarterly EBITDA Report" shall have the meaning ascribed to such term in Section 2.7(4).

      (42) "Receivables" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Corporation together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

      (43) "Registrable Securities" means the Purchaser Shares.

      (44) "Registration Rights Agreement" means the registration rights agreement between the Purchaser and the Vendors substantially in the form attached hereto as Exhibit IV.

      (45) "Registration Statement" means a registration statement under the United States Securities Act of 1933, as amended, in respect of the Registrable Securities.

      (46) "Related to the Business" means, directly or indirectly, used in, arising from or relating in any manner to the Business.

      (47) "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144.

      (48) "SEC Reports" shall have the meaning ascribed to such term in Section 4.2(8).

      (49) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

      (50) "Shares" shall have the meaning ascribed to such term in the Recitals.

      (51) "Share Increase Mechanism" means the mechanism pursuant to which the Purchaser Shares issued to the Vendors shall be increased based on the Corporation achieving certain financial targets set forth in Schedule "A".

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

      (52) "Share Reduction Mechanism" means the mechanism pursuant to which the Purchaser Shares issued to the Vendors shall be reduced based on the Corporation failing to achieve certain financial targets set forth in Schedule "A".

      (53) "SQLTech" means SQLTech Inc., a corporation organized under the laws of the Province of Ontario and a wholly-owned subsidiary of Procom.

      (54) "Taxes" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

      (55) "Third Party Claim" means any claim asserted against an Indemnitee that is paid or payable to, or claimed by, any person who is not a Party.

      (56) "Transaction Documents" means this Agreement and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      (57) "U.S. Securities Laws" means, collectively, the Securities Act, the Exchange Act, all applicable federal and state securities laws in the United States, including "Blue Sky" laws, and regulations and forms prescribed thereunder, together with all applicable published policy statements, releases and rulings of the Commission and any applicable state securities regulatory authorities.

1.2 Headings and Table of Contents. The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 Business Days. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 Section and Exhibit References. Unless the context requires otherwise, references in this Agreement to Sections or Exhibits are to Sections or Exhibits of this Agreement. The Exhibits to this Agreement are as follows:

1.6   Currency  and  Payment   Obligations.   Except  as  otherwise  expressly
provided in this Agreement:

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

(a) all dollar amounts referred to in this Agreement are stated in Canadian Dollars; and

(b) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

1.7 Statute References. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.8 Section and Schedule References. Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

EXHIBITS & SCHEDULES

Exhibit                                       Schedules
-------                                       ---------
I      Form of Promissory Note                A   Share Increase/Decrease Mechanism
II     Lock-Up Agreement                      B   Banking Information
III    Employment Agreements for the Vendors
IV     Registration Rights Agreement


                                   ARTICLE 2

                               PURCHASE OF SHARES

2.1 Agreement to Purchase and Sell. Upon and subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase and the Vendors hereby agree to sell, transfer, assign and deliver to the Purchaser, the Shares.

2.2 Payment of Purchase Price. The aggregate purchase price payable by the Purchaser to the Vendors for the Shares (the "Purchase Price") shall be paid and satisfied as follows: (i) $100,000 in cash (payable as to $50,000 to each of Wickett and Gracie-Smith) due at Closing; and (ii) the Purchaser Shares (payable as to 50% to each of Wickett and Gracie-Smith) due at Closing.

2.3 Lock-Up of Purchaser Shares. Subject to the mandatory hold periods otherwise applicable to the Purchaser Shares under Applicable Securities Laws, the Vendors hereby agree to the share sale and voting restrictions set forth in the lock-up agreement substantially in the form of Exhibit II (the "Lock-Up Agreement").

2.4 Settlement of Shareholder Indebtedness. Within 180 days of the Closing Date, the Purchaser shall pay $100,000 to the Vendors (payable as to $50,000 to each of Wickett and Gracie-Smith) in partial satisfaction of outstanding shareholder loans made by the Vendors to the Corporation. These payments shall be evidenced by the issuance of the Purchaser to each of the Vendors of a promissory note to be substantially in the form of Exhibit I (the "Purchaser Notes"). Upon receipt by the Vendors of their respective Purchaser Note, the Vendors hereby each agree to forgive any remaining indebtedness due to such Vendor, provided such remaining indebtedness was in existence at the time of Closing.

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

2.5 Registration Rights. The Purchaser hereby agrees to the registration rights set forth in the Registration Rights Agreement, pursuant to which the Purchaser shall use its best efforts to prepare and file with the Commission a Registration Statement under the Securities Act for the purpose of effecting a registration of the Registrable Securities. The Registration Statement shall be filed no later than 90 days from the Closing Date and the Purchaser shall use its best efforts to have the Registration Statement declared effective no later than 120 days from the Closing Date. In addition to the foregoing and subject to the terms and conditions of the Lock-Up Agreement, the Purchaser further agrees, as soon as is commercially practicable (but in any event not longer than 120 days), to take all steps necessary to ensure that the Vendors may freely trade the Purchaser Shares in accordance with Applicable Securities Laws.

2.6   Closing.

      (1) Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held no later than 10:00 a.m. (Toronto time) on February 25, 2005 and will occur at the offices of Chitiz Pathak LLP, 154 University Avenue, Suite 500, Toronto, Ontario M5H 3Y9, or at such other place or time as the Vendors and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

      (2) At the Closing, the Vendors shall deliver or cause to be delivered to Purchaser share certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with all required.

      (3) At the Closing, against delivery of the share certificates evidencing the Shares: (a) the Purchaser shall (i) deliver to Vendors the cash portion of the Purchase Price to Chitiz Pathak LLP, in trust for the Vendors, (ii) deliver or cause to be delivered stock certificates evidencing Purchaser Shares, the Procom Shares and the Procom Bonus Shares, and (iii) deliver to the Vendors the Promissory Notes; and (b) the Purchaser and the Vendors shall collectively deliver the (i) Lock-Up Agreement, and (ii) Registration Rights Agreement.

      (4) At the Closing, employment agreements substantially in the form of
Exhibit III hereto shall have been entered into by the Corporation with each of Wickett and Gracie-Smith.

2.7   Purchase Price Adjustment.

      (1) The share portion of the Purchase Price shall be subject to adjustment after the Closing Date as specified in this Section 2.7.

      (2) In the event that the EBITDA for the Corporation during any of the eight successive three month periods following closing (the first three month period the parties hereto agree shall commence on April 1, 2005) (the "Quarterly EBITDA") exceeds $100,000, the Purchaser agrees to issue to the Vendors (as to 50% to Wickett and as to 50% to Gracie-Smith) that number of shares of Common Stock of the Purchaser determined in accordance with the Share Increase Mechanism.

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

      (3) In the event that the Quarterly EBITDA is less than $100,000, the Vendors agree to contribute back to the Purchaser that number of Purchaser Shares determined in accordance with the Share Reduction Mechanism.

      (4) The Quarterly EBITDA shall be prepared and verified by the Purchaser's auditors who shall submit a report stating that all such calculations have been determined in accordance with GAAP (the "Quarterly EBITDA Report").

      (5) If the Vendors disagree with the Quarterly EBITDA during any three month period, the Vendors shall give notice to the Purchaser of such disagreement no later than 10 Business Days after delivery of the Quarterly EBITDA Report. Any notice of disagreement given by the Vendors shall set forth in detail the particulars of such disagreement. The Vendors and the Purchaser shall then use reasonable efforts to resolve such disagreement for a period of 30 days following the giving of such notice. If the matter is not resolved by the end of such 30 day period, then such disagreement shall be submitted by the Vendors and the Purchaser to an accounting firm of recognized national standing in Canada, which is independent of the Parties (the "Independent Accountant"). If the Vendors and the Purchaser are unable to agree on the Independent Accountant within a further 10 day period, any one of them may apply under the Arbitration Act (Ontario) to have a court appoint such accounting firm. The Independent Accountant shall, as promptly as practicable (but in any event within 45 days following its appointment), make a determination of the Quarterly EBITDA, based solely on written submissions submitted by the Vendors and the Purchaser to the Independent Accountant. The decision of the Independent Accountant as to the Quarterly EBITDA shall be final and binding upon the Parties and shall constitute the Quarterly EBITDA for purposes of this Agreement in respect of such three month period. The Purchaser shall pay one-half of the fees and expenses of the Independent Accountant with respect to the resolution of the dispute and the Vendors shall pay the balance.

                                   ARTICLE 3

        REPAYMENT OF LIABILITIES OF CORPORATION AND CRATOS HOSPITALITY

3.1 Repayment of Procom. In satisfaction of amounts due to Procom from the Corporation, the Purchaser and the Vendors shall comply with the terms and conditions set forth in the Procom Letter Agreement. For greater certainty, certain obligations of the Purchaser to Procom shall be paid and satisfied as follows: (i) $1,250,000 in certified funds due at Closing; (ii) the Procom Shares due at Closing; the Procom Bonus Shares due at Closing. At Closing, and in accordance with the Procom Letter Agreement, Procom and SQLTech shall each postpone and subordinate any security interest or Liens that it may have (whether registered pursuant to the PPSA or otherwise) against the Corporation or any affiliate to the Senior Lender.

3.2 Repayment of Cratos Hospitality Indebtedness. The Corporation has made payments to various third parties in satisfaction of outstanding indebtedness due from Cratos Hospitality to such third parties in an amount in excess of $400,000 (the "Cratos Hospitality Indebtedness"). Within 180 days of the Closing, the Purchaser hereby agrees that it shall contribute to the working capital of the Corporation (by way of an intercompany advance) an amount equal to the Cratos Hospitality Indebtedness. The Purchaser further agrees that in furtherance of the foregoing it shall retain all proceeds attributable to it realized upon the proposed sale of Cratos Hospitality (pursuant to Section 5.1 hereof) within the Corporation.

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

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

4.1 Vendors Representations and Warranties. The Vendors jointly and severally represent and warrant to the Purchaser as set out in this Section 4.1 and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated in this Agreement.

      (1) Incorporation and Organization of the Corporation. The Corporation is a corporation duly incorporated, organized and subsisting under the federal laws of Canada. No proceedings have been taken or authorized by either Vendor or the Corporation or by any other person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Corporation or with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, the Corporation nor, to the knowledge of the Vendor, have any such proceedings been taken by any other person. True and complete copies of the Articles of the Corporation and all by-laws of the Corporation are contained in the minute book of the Corporation made available to the Purchaser. The Articles of the Corporation and the by-laws of the Corporation constitute all of the Articles and by-laws of the Corporation, are complete and correct and are in full force and effect. There are no shareholders' agreements or unanimous shareholders' agreements governing the affairs of the Corporation or the relationship, rights and duties of its shareholders nor are there any voting trusts, pooling arrangements or other similar agreements with respect to the ownership or voting of any shares of the Corporation.

      (2) Corporate Records. The minute books of the Corporation and other corporate records made available to the Purchaser for review have been maintained in accordance with Applicable Law and contain, without limitation, complete and accurate copies of all by-laws of the Corporation and minutes of all meetings of, and resolutions passed by, the Corporation's shareholders, directors and committees of directors since the date of incorporation of the Corporation. All such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate book, register of shareholders, register of transfers and register of directors of the Corporation are complete, accurate and current.

      (3) Qualification of the Corporation to do Business. The Corporation has the necessary corporate power, authority and capacity to own or lease and use its property and assets and to carry on the Business as now being conducted by it. The Corporation possesses all Licences required for the conduct of the Business.

      (4) Authorized and Issued Capital. The authorized capital of the Corporation consists of an unlimited number of common shares, of which only the Shares have been validly issued and are outstanding as fully paid and non-assessable shares.

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

      (5) Title to Shares. Each Vendor is the registered and beneficial owner of the Shares shown opposite its name in the register of Shareholders of the Corporation. The Vendors now have, and on Closing the Purchaser shall acquire, good and marketable title to the Shares, free and clear of all Encumbrances. There are no restrictions of any kind on the transfer of the Shares except those set out in the Articles of the Corporation. No person has, or has any right capable of becoming, any agreement, option, understanding or commitment for the purchase or other acquisition from either Vendor of any of the Shares.

      (6) No Obligation to Issue Securities. There are no agreements, options, warrants, rights of conversion or other rights pursuant to which the Corporation is, or may become, obligated to issue any shares or other securities.

      (7) Conflicting Instruments. Neither the entering into of this Agreement by the Parties, nor the entering into of any agreement or other instrument contemplated hereby nor the completion of the transactions herein contemplated nor the performance by each of the Vendors of its obligations hereunder will:
(a) conflict with, or result in the breach or violation of or default under, or cause the acceleration of any obligations of the Corporation under, any of the terms and provisions of (i) any Applicable Law, (ii) the Articles of the Corporation or its by-laws or any resolution of the directors or shareholders of the Corporation; or (iii) subject to obtaining any consent or regulatory approval which may be required thereunder in connection with the completion of the transactions herein contemplated, any licence, order or agreement, contract or commitment, written or oral to which the Corporation is a party or by which it is bound, (b) relieve any other party to any contract, lease or equipment lease of that party's obligations thereunder or enable it to terminate its obligations thereunder; (c) cause the Corporation to lose any rights under any contract, lease or equipment lease or any right to a government grant or tax credit or refund; or (d) result in the creation of any lien or encumbrance on any of the property or assets of the Corporation.

      (8) Regulatory Approvals. No Regulatory Approval or registration or filing with, notice to, or waiver from any Governmental Authority or other person is required to be obtained or made by either Vendor or the Corporation: (a) in connection with the execution, delivery and performance by each Vendor of its obligations under this Agreement or the consummation of the transactions contemplated hereby; (b) to avoid the loss of any licence relating to the Business; or (c) to permit the Corporation to carry on the Business after the Closing as the Business is currently carried on by the Corporation.

      (9) Books and Records. The Vendors have made available to the Purchaser all books and records. All material financial transactions of the Corporation have been accurately recorded in the accounting records in accordance with sound business and financial practice and the accounting records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the Corporation as of and to the date hereof.

      (10) Financial Statements. The Financial Statements are complete and correct, have been prepared in accordance with GAAP and present fairly and accurately: (i) all of the assets, liabilities (whether accrued, absolute, contingent, matured or unmatured or otherwise) and the financial condition of the Corporation; and (ii) the revenues, earnings and results of operations of the Corporation, in each case as of the date and throughout the period indicated.

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

      (11) No Material Change. Since October 31, 2004, there has been no change in the Business or in the operations, affairs, prospects or condition (financial or otherwise) of the Corporation, including any such change arising as a result of any change in Applicable Law, revocation of any licence or as a result of fire, explosion, accident, casualty, labour problem, flood, drought, riot, storm, act of God or otherwise, except for changes occurring in the ordinary course of business and which, either individually or in the aggregate, have not materially adversely affected and will not materially adversely affect the Business or the operations, affairs, prospects or condition (financial or otherwise) of the Corporation.

      (12) No Liabilities. The Corporation has no liabilities (whether accrued, absolute, contingent or otherwise, matured or unmatured) except: (i) liabilities disclosed on, reflected in or provided for in the Financial Statements; (ii) liabilities disclosed or referred to in this Agreement; and (iii) liabilities incurred in the ordinary course of business and attributable to the period since October 31, 2004, which are not, either individually or in the aggregate, materially adverse to the Business, or to the operations, affairs, prospects or condition (financial or otherwise) of the Corporation.

      (13) Business Carried on in Ordinary Course. Since October 31, 2004, the Corporation has carried on the Business in the ordinary course, consistent with past practice.

      (14) No Guarantees. Except as disclosed or referred to in this Agreement, the Corporation has not given nor agreed to give, nor is it a party to or bound by or subject to any guarantee.

      (15) Non-Arm's Length Transactions. No Interested Person is indebted to the Corporation nor is the Corporation indebted to any Interested Person, except such indebtedness as is disclosed in the Disclosure Statement or expressly disclosed in the Financial Statements, and except for usual employee reimbursements and compensation paid in the ordinary and normal course of the Business. Except as described in Disclosure Statement and except for Contracts of employment, the Corporation is not a party to any Contract with any Interested Person. No Interested Person: (a) owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the Business; or (b) has any cause of action or other claim whatsoever against, or is owed any amount by the Corporation in connection with the Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary course of business.

      (16) Debt Instruments. Except as described in the Disclosure Statement, the Corporation is not a party to or bound by or subject to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument and no Debt Instrument or Encumbrance which the Corporation is a party to or bound by or subject to is dependent upon the Guarantee of or any security provided by any other person.

      (17) Personal Property. Except for property subject to an Equipment Lease, the Corporation is the owner of all personal property used in the Business with good and marketable title thereto free of any Encumbrance other than Permitted Encumbrances.

      (18) Sufficiency and Condition of Assets. The assets owned, licenced or leased by the Corporation constitute all of the property and assets necessary to carry on the Business as it is currently carried on, are free of material defects and include all proprietary rights, intellectual property rights and other property and assets, tangible and intangible, used in connection with the Business. All tangible assets used in the Business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted.

      (19) Legal Proceedings. Except as disclosed in the Disclosure Statement, there is no Legal Proceeding (whether or not purportedly on behalf of the Corporation) in progress, pending or, to the knowledge of the Vendors, threatened against or affecting the Corporation before or by any Tribunal.

      (20) Banking Information. Schedule B sets forth the name and location (including municipal address) of each bank, trust company or other institution in which the Corporation has an account, money on deposit or a safety deposit box and the name of each person authorized to draw thereon or to have access thereto and the name of each person holding a power of attorney from the Corporation and a summary of the terms thereof.

      (21) Tax Matters.

            (a) Taxes and Tax Returns. The Corporation has duly filed in the prescribed manner and within the prescribed time all Tax returns required to be filed by it and such Tax Returns are correct and complete and the Corporation has made complete and accurate disclosure in such Tax returns and in all materials accompanying such Tax returns, except in respect of a particular Tax return to the extent that it may have been modified in a subsequent Tax return. To the best of its knowledge, the Corporation has paid all Taxes due and payable, including all Taxes shown on such Tax Returns as being due and payable and all Taxes payable under any assessment or reassessment.

            (b) Liabilities for Taxes. The Financial Statements fully reflect accrued liabilities for all Taxes which are not yet due and payable and for which Tax returns are not yet required to be filed. No examination of any Tax return of the Corporation by a Governmental Authority is currently in progress. There is no Legal Proceeding, assessment, re-assessment or request for information outstanding or, to the knowledge of the Vendors or the Corporation, threatened against the Corporation with respect to Taxes or any matters under discussion with any Governmental Authority relating to Taxes.

      (22) Accounts Receivable. The accounts receivable recorded on the Financial Statements and in the Accounting Records, which reflect a reasonable reserve in respect thereof for doubtful accounts calculated in accordance with generally accepted accounting principles consistently applied, have arisen in the ordinary course of the Business, are bona fide and good, valid, enforceable and collectible without any set-off or counterclaim.

      (23) Residence of Vendors. Neither Vendor is a "non-resident" of Canada within the meaning of the Income Tax Act.

      (24) Intellectual Property

      (a) The Disclosure Statement lists all of the registrations and applications for registration of the Intellectual Property. All of the registrations and applications for registration of the Intellectual Property are valid and subsisting in good standing and are recorded in the name of the Corporation. No application for registration of any Intellectual Property has been rejected.

      (b) No Person has challenged the validity of any registrations for the Intellectual Property or the Corporation's rights to any of the Intellectual Property.

      (c) To the knowledge of the Vendors, neither the use of the Intellectual Property nor the conduct of the Business has infringed or currently infringes upon the industrial or intellectual property rights of any other Person.

      (d) No other Person has infringed the Corporation's rights to the Intellectual Property.

      (25) Investment Intent. Each Vendor understands that the Purchaser Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and that each is acquiring the Purchaser Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Purchaser Shares or any part thereof, each has no present intention of distributing any of such Purchaser Shares and has no arrangement or understanding with any other persons regarding the distribution of such Purchaser Shares (this representation and warranty not limiting such Vendor's right to sell the Purchaser Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Vendor is acquiring the Purchaser Shares hereunder in the ordinary course of its business. Such Vendor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Purchaser Shares.

      (26) Vendor Status. At the time such Vendor was offered the Purchaser Shares, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Vendor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

      (27) Experience of Such Vendor. Such Vendor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchaser Shares, and has so evaluated the merits and risks of such investment. Such Vendor is able to bear the economic risk of an investment in the Purchaser Shares and, at the present time, is able to afford a complete loss of such investment.

      (28) General Solicitation. Such Vendor is not purchasing the Purchaser Shares as a result of any advertisement, article, notice or other communication regarding the Purchaser Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      (29) Investment Company. The Corporation is not, and is not an Affiliate of, an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

4.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Vendors and to each of the Shareholders as set out in this Section (28) and acknowledges that each Vendor and each Shareholder is relying on such representations and warranties in connection with the transactions contemplated in this Agreement.

      (1) Incorporation, Authority and Enforceability. The Purchaser is a corporation duly incorporated and subsisting under the laws of the State of Nevada and has the corporate power and capacity to enter into this Agreement, to purchase the Purchased Shares from the Vendors as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

      (2) Interpretation. Each representation and warranty made by a Party in this Agreement shall be treated as a separate representation and warranty in respect of each statement made and the interpretation of any statement made shall not be restricted by reference to or inference from any other statement made in a representation and warranty of such Party.

      (3) Commissions. Each Party represents and warrants to the other Party that such other Party will not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

      (4) Non-Waiver. No investigations made by or on behalf of the Purchaser at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by the Vendors or the Shareholders in this Agreement or in any Closing Document.

      (5) Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under Applicable Securities Laws, and (c) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act, other Applicable Securities Laws and corporate law.

      (6) Issuance of the Securities. The Purchaser Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

      (7) Capitalization. The capitalization of the Purchaser is as described in the Purchaser's most recent periodic report filed with the Commission. The Purchaser has not issued any capital stock since such filing other than pursuant to (i) the Procom Letter Agreement, (ii) the exercise of employee stock options under the Purchaser's stock option plans, if any, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding on the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Purchaser Shares and except for employee stock options under the Purchaser's stock option plans, if any, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock of the Purchaser, or contracts, commitments, understandings or arrangements by which the Purchaser is or may become bound to issue additional shares of Common Stock of the Purchaser, or securities or rights convertible or exchangeable into shares of Common Stock of the Purchaser. The issue and sale of the Purchaser Shares will not obligate the Purchaser to issue shares of Common Stock of the Purchaser or other securities to any Person (other than the Vendor) and will not result in a right of any holder of Common Stock of the Purchaser to adjust the exercise, conversion, exchange or reset price under such securities.

      (8) SEC Reports; Financial Statement. The Purchaser has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Purchaser was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Purchaser and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

      (9) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect, (ii) the Purchaser has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Purchaser's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Purchaser has not altered its method of accounting, (iv) the Purchaser has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Purchaser has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Purchaser stock option plans, if any. The Purchaser does not have pending before the Commission any request for confidential treatment of information.

      (10) Internal Accounting Controls. The Purchaser and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Purchaser has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Purchaser and designed such disclosure controls and procedures to ensure that material information relating to the Purchaser, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Purchaser's Form 10-K or 10-Q, as the case may be, is being prepared.

      (11) Private Placement. Assuming the accuracy of the Vendors' representations and warranties set forth in Section 4.1, no registration under the Securities Act is required for the offer and sale of the Purchaser Shares by the Purchaser to the Vendors as contemplated hereby. The issuance and sale of the Purchaser Shares hereunder does not contravene the rules and regulations of the OTCBB.

      (12) Investment Intent. The Purchaser understands that the Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and that each is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, each has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell the Shares in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

      (13) Investment Company. The Purchaser is not, and is not an Affiliate of, an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

4.3 Survival of Representations and Warranties of the Vendors. The representations and warranties of the Vendors and the Shareholders contained in this Agreement and in any closing document and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement or any closing document shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser provided, however, that no claim in respect thereof shall be valid unless it is made within the following time periods:

      (a) in the case of a claim in respect of the representations or warranties relating to the authorized and issued capital of the Corporation, title of each Vendor to the Shares owned by it and title of the Corporation to its property and assets and in the case of a claim in respect of a representation or warranty based on fraud, including a claim relating to any Tax liability of the Corporation based on any misrepresentation made or fraud committed in filing a Tax return or supplying information for purposes of any applicable Tax legislation, there shall be no time limit within which such a claim may be made;

      (b) in the case of a claim in respect of a representation or warranty relating to a Tax matter, other than a claim in respect of a misrepresentation made or fraud committed in filing a Tax return or supplying information for the purposes of any applicable Tax legislation, within a period commencing on the Closing Date and ending on the date on which the last applicable limitation period under any applicable Tax legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to Tax matters;

      (c) in the case of a claim in respect of any other representation or warranty within a period of two years from the Closing Date;

and any such claim as aforesaid shall be made in accordance with the provisions set forth in Article 6 and, upon the expiry of the relevant limitation period referred to in clauses (b) and (c) of this Section 4.3, the Vendors shall have no further liability to the Purchaser with respect to the representations or warranties referred to in such clauses, respectively, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

4.4 Survival of Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in this Agreement and in any closing document and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement or any closing document shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Vendors with respect thereto, shall continue in full force and effect for the benefit of the Vendors provided, however, that no claim in respect thereof shall be valid unless it is made within the following time periods:

      (a) in the case of a claim in respect of the representations and warranties set forth in Subsection (1), there shall be no time limit within which such a claim may be made; and

      (b) in the case of a claim in respect of any other representation and warranty, within a period of two years from the Closing Date;

and any such claim shall be made in accordance with the provisions set forth in
Article 6 and, upon the expiry of the relevant limitation period, the Purchaser shall have no further liability to either Vendor with respect to any of such representations or warranties, except with respect to claims which have been properly made in accordance with the provisions set forth above.

                                   ARTICLE 5

                            COVENANTS OF THE PARTIES

5.1 Sale of Cratos Hospitality. Immediately upon Closing, the Vendors agree to provide all reasonable and necessary assistance to the Purchaser to assist the Purchaser in either the sale of (i) all or substantially all of the assets of Cratos Hospitality, or (ii) the shares of Cratos Hospitality. Upon completion of the sale in accordance with the foregoing, the Parties agree that any proceeds realized shall be divided as to (i) 25% to each of Wickett and Gracie-Smith, and
(ii) 50% to the Purchaser.

5.2 Securities Filings. Vendors shall provide to Purchaser, promptly upon Purchaser's reasonable request, all financial and other data and information relating to the Corporation as may be necessary or advisable to enable Purchaser to prepare and file all required forms, reports and documents with the Commission or any other securities authority after the date hereof under Applicable Securities Laws.

5.3 Delivery of Cratos Audited Statements. Within 60 days of the Closing Date, the Vendors shall deliver to the Purchaser the Cratos Audited Statements.

5.4 Waiver. Any Party may waive, in whole or in part, by notice to the other Parties, any condition set forth in this Agreement which is for its benefit. No waiver by a Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The waiver in whole or in part by any Party of any condition requiring the accuracy of a representation or warranty or the performance of or compliance with a covenant shall not affect the right of that Party to indemnification under this Agreement for any Loss suffered or incurred by that Party based upon that misrepresentation or breach of warranty or upon the failure to observe or perform that covenant

5.5   Transfer Restriction

      (a) The Purchaser Shares and the Shares may only be disposed of in compliance with Applicable Securities Laws. In connection with any transfer of Purchaser Shares other than pursuant to an effective registration statement, to the Purchaser or to an Affiliate of a Vendor, the Purchaser may require the transferor thereof to provide to the Purchaser an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Purchaser, to the effect that such transfer does not require registration of such transferred Purchaser Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Vendor under this Agreement and the Registration Rights Agreement. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Corporation or to an Affiliate of the Purchaser, the Corporation may require the transferor thereof to provide to the Corporation an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Corporation, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement

      (b) The Vendors and the Purchaser agree to the imprinting, so long as is required by this Section 5.5(b), of a legend on the Purchaser Shares in the following form:

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

      (c) Certificates evidencing the Purchaser Shares shall not contain any legend (including the legend set forth in Section 5.5(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Purchaser Shares pursuant to Rule 144, or (iii) if such Purchaser Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable regulation of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Purchaser shall cause its counsel to issue a legal opinion to the Purchaser's transfer agent promptly after the effective date of the Registration Statement if required by the Purchaser's transfer agent to effect the removal of the legend hereunder. The Purchaser agrees that following the effective date of the Registration Statement or at such time as such legend is no longer required under this Section 5.5(c), it will, no later than three trading days following the delivery by the Vendor to the Purchaser or the Purchaser's transfer agent of a certificate representing Purchaser Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Purchaser Shares that is free from all restrictive and other legends. The Purchaser may not make any notation on its records or give instructions to any transfer agent of the Purchaser that enlarge the restrictions on transfer set forth in this Section.

      (d) Each Vendor severally and not jointly agrees that the removal of the restrictive legend from certificates representing Purchaser Shares as set forth in this Section 5.5 is predicated upon the Purchaser's reliance that the Vendor will sell any Purchaser Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

5.6 Furnishing of Information. As long as any Vendor owns Purchaser Shares, the Purchaser covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Purchaser after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Purchaser Shares, the Purchaser shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Vendor owns Purchaser Shares, if the Purchaser is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Vendors and make publicly available in accordance with Rule 144(c) such information as is required for the Vendors to sell the Purchaser Shares under Rule 144. The Purchaser further covenants that it will take such further action as any holder of Purchaser Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Purchaser Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

5.7 Integration. The Purchaser shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchaser Shares in a manner that would require the registration under the Securities Act of the sale of the Purchaser Shares to the Vendors or that would be integrated with the offer or sale of the Purchaser Shares for purposes of the rules and regulations of the OTCBB.

                                   ARTICLE 6

                                 INDEMNIFICATION

6.1 Joint and Several Indemnification by the Vendors. The Vendors shall jointly and severally indemnify, defend and save harmless the Purchaser from and against any and all Loss suffered or incurred by it, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:

      (a) any misrepresentation or breach of warranty made or given by the Vendors on a joint and several basis in this Agreement, any closing document or in any document delivered pursuant to this Agreement or any closing document; and

      (b) any failure by the Vendors to observe or perform any joint and several covenant or obligation contained in this Agreement, any closing document or in any document delivered pursuant to this Agreement or any closing document.

6.2 Indemnification by the Purchaser. The Purchaser shall indemnify, defend and save harmless the Vendors from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatsoever to:

      (a) any misrepresentation or breach of any warranty made or given by the Purchaser in this Agreement, in any closing document or in any document delivered pursuant to this Agreement or any closing document; or

      (b) any failure by the Purchaser to observe or perform any covenant or obligation contained in this Agreement, in any closing document or in any document delivered pursuant to this Agreement or any closing document.

6.3 Notice of Third Party Claims. If an Indemnitee receives notice of the commencement or assertion of any Third Party Claim, the Indemnitee shall give the Indemnitor reasonably prompt notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnitor shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnitee.

6.4 Defence of Third Party Claims. The Indemnitor may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnitee not later than 30 days after receiving notice of that Third Party Claim (the "Notice Period"). The Indemnitor's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnitor shall pay all of its own expenses of participating in or assuming such defence. The Indemnitee shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnitor and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnitee has not received notice within the Notice Period that the Indemnitor has elected to assume the defence of such Third Party Claim, the Indemnitee may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnitor shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnitee with respect to such Third Party Claim. If the Indemnitor elects to assume the defence of a Third Party Claim under this Section 6.4, the Indemnitor shall not have the right thereafter to contest its liability for such claim.

6.5 Assistance for Third Party Claims. The Indemnitor and the Indemnitee will use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim (the "Defending Party"),

      (a) those employees and other persons whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

      (b) all documents, records and other materials in the possession of such Party reasonably required by the Defending Party for its use in defending any Third Party Claim,

and shall otherwise cooperate with the Defending Party. The Indemnitor shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees or other persons made available by the Indemnitee to the Indemnitor hereunder.

6.6 Settlement of Third Party Claims. If an Indemnitor elects to assume the defence of any Third Party Claim as provided in Section 6.4, the Indemnitor shall not be liable for any legal expenses incurred by the Indemnitee in connection with the defence of such Third Party Claim following the receipt by the Indemnitee of notice of such assumption. However, if the Indemnitor fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnitee that the Indemnitee believes on reasonable grounds that the Indemnitor has failed to take such steps, the Indemnitee may, at its option, elect to assume the defence of and to negotiate, settle or compromise the Third Party Claim assisted by counsel of its own choosing and the Indemnitor shall also be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnitor shall not, without the prior written consent of the Indemnitee, enter into any compromise or settlement of a Third Party Claim, which would lead to liability or create any other obligation, financial or otherwise, on the Indemnitee.

6.7 Direct Claims. Any Direct Claim shall be asserted by giving the Indemnitor reasonably prompt written notice thereof, but in any event not later than 60 days after the Indemnitee becomes aware of such Direct Claim. The Indemnitor shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnitor does not so respond within such 30 day period, the Indemnitor shall be deemed to have rejected such Claim, and in such event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee.

6.8 Failure to Give Timely Notice. A failure to give timely notice as required by this Article 6 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

6.9 Reductions and Subrogation. If the amount of any Loss at any time subsequent to the making of an Indemnity Payment in respect of that Loss is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including Taxes) or premiums incurred in connection therewith), shall promptly be repaid by the Indemnitee to the Indemnitor. Upon making a full Indemnity Payment, the Indemnitor shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Loss to which the Indemnity Payment relates. Until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnitor against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and Indemnitor shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

6.10  Limitation.

      (a) No claims may be asserted by the Purchaser or the Purchaser's representatives under paragraph 6.1(a) unless and until the aggregate of the Losses of the Purchaser and its representatives collectively, in respect of such Claims exceeds $10,000 in the aggregate, in which event the amount of all such Loss including such $10,000 amount may be asserted.

      (b) No Claim may be asserted by the Vendor or the Vendor's representatives under paragraph 6.4(a) unless and until the aggregate of the Losses of the Vendor and its representatives collectively, in respect of such Claims exceeds $10,000 in the aggregate, in which event the amount of all such Loss including such $10,000 amount may be recovered by the Vendor.

6.11  Additional Rules and Procedures

      (a) If any Third Party Claim is of a nature such that the Indemnitee is required by Applicable Law to make a payment to any person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnitee may make such payment and the Indemnitor shall, forthwith after demand by the Indemnitee, reimburse the Indemnitee for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnitor to the Indemnitee , the Indemnitee shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnitor;

      (b) The Indemnitee and the Indemnitor shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate a senior officer who will keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.

                                   ARTICLE 7

                                     GENERAL

7.1 Expenses. The parties shall be responsible for their own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the purchase and sale of the Shares or Purchaser Shares pursuant to this Agreement.

7.2 Payment of Taxes. Each of the Vendors and the Purchaser shall be responsible for, and shall pay, the taxes rightly payable by such party applicable to, or resulting from transactions contemplated by this Agreement in accordance with applicable legislation, and any filing or recording fees payable in connection with the instruments of transfer provided for in this Agreement.

7.3 Entire Agreement. This Agreement (together with every other agreement expressly contemplated hereby), constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

7.4 Public Announcements. Unless otherwise required by applicable law or stock exchange requirements, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties will cooperate as to the timing and content of any such announcement.

7.5 Amendments, Waiver. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

7.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.7 Further Assurances. Each party shall from time to time execute or procure such documents and other assurances as may be reasonable or advisable to give effect to the provisions of this Agreement.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Ontario contract.

7.9 Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors, legal representatives and permitted assigns. Neither party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other party.

7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that either party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed.



                              ACTIVECORE TECHNOLOGIES, INC.



                              /s/ [Peter Hamilton]
                              Name: Peter Hamilton
                                Title: President


WITNESSED BY:                  )
                               )
                               )
/s/ Mark Hayman                ) /s/ Andrew Wickett
-------------------------------  -----------------------------------------
Signature of Witness:          )
                                 ANDREW WICKETT
                               )
Mark Hayman                    )
-------------------------------
Name of Witness:               )
                               )
                               )
                               )
                               )


WITNESSED BY:                  )
                               )
                               )
/s/ Mark Hayman                ) /s/ Debbie Gracie-Smith
-------------------------------  -----------------------------------------
Signature of Witness:          )
                                 DEBBIE GRACIE-SMITH
                               )
Mark Hayman                    )
-------------------------------
Name of Witness:               )
                               )
                               )
                               )
                               )

                                   EXHIBIT "I"


                             FORM OF PROMISSORY NOTE


                             (Please see attached.)

                                  EXHIBIT "II"


                                LOCK-UP AGREEMENT


                             (Please see attached.)

                                  EXHIBIT "III"


                      EMPLOYMENT AGREEMENTS FOR THE VENDORS


                             (Please see attached.)

                                  EXHIBIT "IV"


                          REGISTRATION RIGHTS AGREEMENT


                             (Please see attached.)

                                  SCHEDULE "A"

            Share Increase Mechanism and Share Decrease Mechanism

Share Increase Mechanism

The Share Increase Mechanism shall operate as follows:

1. Determine amount of Quarterly EBITDA in excess of $100,000 (X). 2. Divide X by 2 (Y) 3. Divide Y by the average of the closing price for shares of the
      Purchaser on the OTCBB over the 20 trading day ending on the date immediately preceding the applicable three month period (Z).
4. Z is the number of shares issuable to the Vendors in respect of the applicable three month period.
5. The Purchaser shall not be required to issue shares pursuant to the Share Increase Mechanism in excess of 200,000 shares during the first twelve month period and 200,000 during the second twelve month period.

Share Decrease Mechanism

The Share Decrease Mechanism shall operate as follows:

1. Determine amount of Quarterly EBITDA which is less than $100,000 (X). 2. Divide X by 2 (Y) 3. Divide Y by the average of the closing price for shares of the
      Purchaser on the OTCBB over the 20 trading day ending on the date immediately preceding the applicable three month period (Z).
4. Z is the number of shares required to be contributed back to the Purchaser in respect of the applicable three month period.
5. The Vendors shall not be required to contribute back to the Purchaser shares pursuant to the Share Decrease Mechanism in excess of 200,000 shares during the first twelve month period and 200,000 during the second twelve month period.

                                  SCHEDULE "B"

                               Banking Information

TD Canada Trust
321 Iroquois Shore Road
Oakville, Ontario
L6H 1M3
(905) 845-6621
Contact: Yvette Silva
Branch: #2128